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                                                                  Exhibit (d)(8)


                             SUB-ADVISORY AGREEMENT


This Agreement is made as of the twenty-sixth day of February, 1999 by and between OHIO NATIONAL INVESTMENTS, INC., an Ohio corporation (the "Adviser"), and ROBERTSON STEPHENS INVESTMENT MANAGEMENT, L.P., a California limited partnership (the "Sub-Adviser").

WHEREAS, OHIO NATIONAL FUND, INC. (the "Fund"), is a Maryland corporation that is registered under the Investment Company Act of 1940, as amended, (together with the regulations promulgated pursuant thereto, the "1940 Act"); and

WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended, (together with the regulations promulgated pursuant thereto, the "Advisers Act"); and

WHEREAS, the Adviser has been appointed as investment adviser to the Fund in accordance with the 1940 Act and the Advisers Act; and

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act and engages in the business of providing investment advisory services; and

WHEREAS, the Fund has authorized the Adviser to appoint the Sub-Adviser, subject to the requirements of the 1940 Act and the Advisers Act, as a sub-adviser with respect to those portions of the assets of the Fund designated as the GROWTH & INCOME PORTFOLIO and the SMALL CAP GROWTH PORTFOLIO of the Fund on the terms and conditions set forth below;

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

SECTION 1.  Investment Advisory Services
            ----------------------------

(a) The Adviser hereby retains the Sub-Adviser, and the Sub-Adviser hereby accepts engagement by the Adviser, to supervise and manage on a fully-discretionary basis the cash, securities and other assets of the Growth & Income and Small Cap Growth Portfolios that the Adviser shall from time to time place under the supervision of the Sub-Adviser (such cash, securities and other assets initially and as same shall thereafter be increased or decreased by the investment performance thereof and by additions thereto and withdrawals therefrom by the Adviser shall hereinafter be referred to as the "Portfolios"). The Fund is the owner of all cash, securities and other assets in the Portfolios, and there are no restrictions on the pledge, hypothecation, transfer or sale of such cash, securities or assets. To enable the Sub-Adviser to exercise fully its discretion hereunder, the Adviser hereby appoints the Sub-Adviser as agent and attorney-in-fact for the Portfolios with full authority to buy, sell and otherwise deal in securities and other intangible investments and contracts relating to the same for the Portfolios.

(b) All activities by the Sub-Adviser on behalf of the Adviser and the Portfolios shall be in accordance with the investment objectives, policies and restrictions set forth in the 1940 Act and in the Fund's


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prospectus and statement of additional information, as amended from time to time
(together, the "Prospectus") and as interpreted from time to time by the Board of Directors of the Fund and by the Adviser. All activities of the Sub-Adviser on behalf of the Adviser and the Portfolios shall also be subject to the due diligence oversight and direction of the Adviser.

(c) Subject to the supervision of the Adviser, the Sub-Adviser shall have the sole and exclusive responsibility and discretion to select members of securities exchanges, brokers, dealers and futures commission merchants for the execution of transactions of the Portfolios and, when applicable, shall negotiate commissions in connection therewith. All such selections shall be made in accordance with the Fund's policies and restrictions regarding brokerage allocation set forth in the Prospectus.

(d) In carrying out its obligations to manage the investments and reinvestments of the assets of the Portfolios, the Sub-Adviser shall: (1) in its discretion, obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolios or are under consideration for inclusion therein; (2) formulate and implement a continuous investment program for the Portfolios consistent with the investment objectives and related investment policies and restrictions for each such Portfolio as set forth in the Prospectus; and (3) take such steps as it deems necessary, in its sole discretion, to implement the aforementioned investment program by placing orders for the purchase and sale of securities.

(e) In connection with the purchase and sale of securities of the Portfolios, the Sub-Adviser shall arrange for the transmission to the Adviser and the Portfolios' custodian on a daily basis such confirmation, trade tickets and other documents as may be necessary to enable them to perform their administrative responsibilities with respect to the Portfolios. With respect to Portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser shall arrange for the automatic transmission of the I.D. confirmation of the trade to the Portfolios' custodian.

(f) In connection with the placement of orders for the execution of the Portfolios' securities transactions, the Sub-Adviser shall create and maintain all necessary records of the Portfolios as are required of an investment adviser of a registered investment company including, but not limited to, records required by the 1940 Act and the Advisers Act. All such records pertaining to the Portfolios shall be the property of the Fund and shall be available for inspection and use by the Securities and Exchange Commission, any other regulatory authority having jurisdiction, the Fund, the Adviser or any person retained by the Fund or the Adviser. Where applicable, such records shall be maintained by the Sub-Adviser for the period and in the place required by Rule 31a-2 under the 1940 Act.

(g) The Sub-Adviser shall render such reports to the Adviser and/or to the Board of Directors of the Fund concerning the investment activity and composition of the Portfolios in such form and at such intervals as the Adviser or the Board may from time to time reasonably require.

(h) In acting under this Agreement, the Sub-Adviser shall be an independent contractor and not an agent of the Adviser or the Fund.

SECTION 2.     Expenses

(a) The Sub-Adviser shall assume and pay all of its own costs and expenses, including those for furnishing such office space, office equipment, office personnel and office services as the Sub-Adviser may require in the performance of its duties under this Agreement.


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(b) The Fund shall bear all expenses of the Portfolios' organization and registration, and the Fund and Adviser shall bear all of their respective expenses of their operations and businesses not expressly assumed or agreed to be paid by the Sub-Adviser under this Agreement. In particular, but without limiting the generality of the foregoing, the Fund shall pay any fees due to the Adviser, all interest, taxes, governmental charges or duties, fees, brokerage, settlement charges and commissions of every kind arising hereunder or in connection herewith, expenses of transactions with shareholders of the Portfolios, expenses of offering interests in the Portfolios for sale, insurance, association membership dues, all charges of custodians (including fees as custodian and for keeping books, performing portfolio valuations and rendering other services to the Fund), independent auditors and legal counsel, expenses of preparing, printing and distributing all prospectuses, proxy material, reports and notices to shareholders of the Fund, and all other costs incident to the Portfolios' existence.

SECTION 3.     Use of Services of Others
               -------------------------

The Sub-Adviser may (at its expense except as set forth in Section 2 hereof) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Sub-Adviser with such statistical or factual information, such advice regarding economic factors and trends or such other information, advice or assistance as the Sub-Adviser may deem necessary, appropriate or convenient for the discharge of the Sub-Adviser's obligations hereunder or otherwise helpful to the Fund and the Portfolios.

SECTION 4.     Sub-Advisory Fees
               -----------------

In consideration of the Sub-Adviser's services to the Fund hereunder, the Sub-Adviser shall be entitled to a sub-advisory fee, payable monthly, at the annual rates of (a) 0.60% of the first one hundred million dollars ($100,000,000) of the average daily net assets of the Growth & Income Portfolio during the month preceding each payment, 0.55% of the next one hundred million dollars ($100,000,000), and 0.50% of the average daily net assets of the Growth & Income Portfolio in excess of two hundred million dollars ($200,000,000), and
(b) 0.64% of the first one hundred million dollars ($100,000,000) of the average daily net assets of the Small Cap Growth Portfolio during the month preceding each payment, 0.60% of the next one hundred million dollars ($100,000,000), and 0.55% of the average daily net assets of the Small Cap Growth Portfolio in excess of two hundred million dollars ($200,000,000) (the "Sub-Advisory Fees"). The Sub-Advisory Fees shall be accrued for each calendar day and the sum of the daily Sub-Advisory Fee accruals shall be paid monthly to the Sub-Adviser on or before the fifth business day of the next succeeding month. The daily fee accruals will be computed on the basis of the valuations of the total net assets of each Portfolio as of the close of business each day. The net market value of securities held short by each Portfolio shall be treated as a liability of the account and, together with the amount of any margin or other loans owed by the account, shall be subtracted in determining net market value. If this Agreement begins on a date other than the first day of a month or terminates on a date other than the last day of a month, the Sub-Advisory Fees payable with respect to either such month shall be prorated. The Sub-Advisory Fee shall be payable solely by the Adviser, and the Fund shall not be liable to the Sub-Adviser for any unpaid Sub-Advisory Fees.


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SECTION 5.     Limitation of Liability of Sub-Adviser
               --------------------------------------

(a) The Sub-Adviser shall be liable for losses resulting from its own acts or omissions caused by the Sub-Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or its reckless disregard of its duties under this Agreement, and nothing herein shall protect the Sub-Adviser against any such liability to the shareholders of the Fund or to the Adviser. The Sub-Adviser shall not be liable to the Fund or to any shareholder of the Fund or to the Adviser for any claim or loss arising out of any investment or other act or omission in the performance of the Sub-Adviser's duties under this Agreement, including, but not limited to, any error in judgment with respect to buying or selling securities for the Portfolios, or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Fund's assets maintained with custodians or securities depositories in foreign countries, or from any political acts of any foreign governments to which such assets might be exposed, or for any tax of any kind (other than taxes on the Sub-Adviser's income), including without limitation any statutory, governmental, state, provincial, regional, local or municipal imposition, duty, contribution or levy imposed by any government or governmental agency upon or with respect to such assets or income earned with respect thereto (collectively "Taxation"). Notwithstanding the foregoing sentence, the Sub-Adviser shall be liable for taxes or tax penalties incurred by the Fund for any failure of a Portfolio to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986 as amended as a result of the Sub-Adviser's management of that Portfolio.

(b) In the event the Sub-Adviser is assessed any Taxation in respect of the assets, income or activities of the Portfolios, the Adviser and the Fund jointly will indemnify the Sub-Adviser for all such amounts wherever imposed, together with all penalties, charges, costs and interest relating thereto and all expenditures, including reasonable attorney's fees, incurred by the Sub-Adviser in connection with the defense or settlement of any such assessment as such expenditures are incurred. The Sub-Adviser shall undertake and control the defense or settlement of any such assessment, including the selection of counsel or other professional advisers, provided that the selection of such counsel and advisers and the settlement of any assessment shall be subject to the approval of the Adviser and the Fund, which approvals shall not be unreasonably withheld. The Adviser and the Fund shall have the right to retain separate counsel and assume the defense or settlement on behalf of the Adviser and the Fund, as the case may be, of any such assessment if representation of the Adviser and the Fund by counsel selected by the Sub-Adviser would be inappropriate due to actual or potential conflicts of interest.

(c) The Sub-Adviser shall have no responsibility for and shall incur no liability to the Fund, any shareholder of the Fund or the Adviser relating to
(1) the selection or establishment by the Fund of its investment objectives, fundamental policies and restrictions, (2) the Fund's registration or duty to register with any government or agency, (3) the administration of any plans, trusts or accounts investing through the Fund, or (4) the Fund's compliance with the requirements of the 1940 Act or Subchapter M of the Internal Revenue Code except as otherwise specified in subsection (a) of this Section 5. The Adviser shall indemnify and defend the Sub-Adviser and its partners and employees and hold them harmless from and against any and all claims, losses, damages, liabilities and expenses, as they are incurred, by reason of any act or omission of the Adviser or any custodian, broker, agent or other party selected by the Adviser, except such as arise from the Sub-Adviser's breach of this contract or of the Sub-Adviser's fiduciary duty to the Adviser or the Fund.


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SECTION 6.     Services to Other Clients and the Fund
               --------------------------------------

(a) Subject to compliance with the 1940 Act, nothing contained in this Agreement shall be deemed to prohibit the Sub-Adviser or any of its affiliated persons from acting, and being separately compensated for acting, in one or more capacities on behalf of the Fund. The Adviser and the Fund understand that the Sub-Adviser may act as investment manager or in other capacities on behalf of other customers including other entities registered under the 1940 Act. This may create conflicts of interest with the Portfolio over the Sub-Adviser's time devoted to managing the Portfolios and the allocation of investment opportunities among accounts (including the Portfolios) managed by the Sub-Adviser. The Sub-Adviser shall use its best efforts to resolve all such conflicts in a manner that is generally fair to all of its clients without prejudice to the Portfolios. While information, recommendations and actions which the Sub-Adviser supplies to and does on behalf of the Portfolios shall in the Sub-Adviser's judgment be appropriate under the circumstances in light of the investment objectives and policies of the Fund, as set forth in the Prospectus delivered to the Sub-Adviser from time to time, it is understood and agreed that they may be different from the information, recommendations and actions the Sub-Adviser or its affiliated persons supply to or do on behalf of other clients. The Sub-Adviser shall, to the extent practicable, allocate investment opportunities to the Portfolios over a period of time on a fair and equitable basis relative to its other clients. Nothing in this Agreement shall be deemed to obligate the Sub-Adviser to acquire for the Portfolios any security that the Sub-Adviser or its partners, employees or affiliated persons may acquire for its or their own accounts or for the account of any other client if, in the absolute discretion of the Sub-Adviser, it is not practical or desirable to acquire a position in that security for the Portfolios. As used herein, the term "affiliated person" shall have the meaning assigned to it in the 1940 Act.

(b) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other customers of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law, aggregate the securities to be so sold or purchased in order to obtain the best execution, beneficial timing of transactions or lower brokerage commissions, if any. The Sub-Adviser may also on occasion purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers. The purchase or sale of securities for the Portfolios may, in many instances, be effected substantially simultaneously with the purchase or sale of like securities for the accounts of other clients of the Sub-Adviser and its affiliated persons. Such transactions may be made at slightly different prices due to the volume of securities purchased or sold. In that event, the average price of all securities purchased or sold in such transactions may be determined and the Portfolios may be charged or credited, as the case may be, the average transaction price.

(c) The Sub-Adviser agrees to use the same skill and care in providing services to the Fund as it uses in providing services to other similar accounts for which it has investment responsibility. The Sub-Adviser will conform with all applicable rules and regulations of the Securities and Exchange Commission.



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SECTION 7.     Reports to the Sub-Adviser
               --------------------------

The Adviser shall furnish to the Sub-Adviser the Prospectus, proxy statements, reports and other information relating to the business and affairs of the Fund as the Sub-Adviser may, at any time or from time to time, reasonably require in order to discharge the Sub-Adviser's duties under this Agreement.

SECTION 8.     Term of Agreement
               -----------------

Provided that this Agreement shall have first been approved by the Board of Directors of the Fund, including a majority of the members thereof who are not interested persons (as defined in the 1940 Act) of either party, by a vote cast in person at a meeting called for the purpose of voting such approval, then this Agreement shall be effective on the date hereof. Unless earlier terminated as hereinafter provided, this Agreement shall continue in effect until approved by a majority vote of the voting securities of each Portfolio, at a meeting to take place not more than 120 days after the date above first written. Thereafter, this Agreement shall continue in effect from year to year, subject to approval annually by the Board of Directors of the Fund or by vote of a majority of the voting securities of each Portfolio and also, in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such person.

SECTION 9.     Confidentiality
               ---------------

Except as required by law, the Adviser agrees to maintain in strict confidence all investment advice and information furnished to the Adviser or the Fund by the Sub-Adviser.


SECTION 10.    Termination of Agreement; Assignment
               ------------------------------------

(a) This Agreement may be terminated by either party hereto without the payment of any penalty, upon 90 days' prior notice in writing to the other party and to the Fund, or upon 60 days' written notice by the Fund to the two parties; provided, that in the case of termination by the Fund such action shall have been authorized by resolution of a majority of the Board of Directors of the Fund or, as to either Portfolio, by vote of a majority of the voting securities of that Portfolio. In addition, this Agreement shall terminate upon the later of
(1) the termination of the Adviser's agreement to provide investment advisory services to the Fund or (2) notice to the Sub-Adviser that the Adviser's agreement to provide investment advisory services to the Fund has terminated.

(b) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

(c) Termination of this Agreement for any reason shall not affect rights of the parties that have accrued prior thereto.

SECTION 11.    Notices
               -------

(a) The Sub-Adviser agrees to promptly notify the Adviser of the occurrence of any of the following events: (1) any change in a Portfolio's portfolio manager;
(2) the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under

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this Agreement; (3) the Sub-Adviser is the subject of any action, suit, proceeding, inquiry or investigation at law or in equity, before or by any court, public board or body, involving the affairs of a Portfolio; or (4) any change in control of the Sub-Adviser.

(b) Any notice given hereunder shall be in writing and may be served by being sent by telex, facsimile or other electronic transmission or sent by registered mail or by courier to the address set forth below for the party for which it is intended. A notice served by mail shall be deemed to have been served seven days after mailing and in the case of telex, facsimile or other electronic transmission twelve hours after dispatch thereof. Addresses for notice may be changed by written notice to the other party.

         If to the Adviser:

         Ohio National Investments, Inc.
         P.O. Box 237
         Cincinnati, Ohio 45201
         Fax No. (513) 794-4645


         With a copy to:

         Joseph P. Brom, President
         Ohio National Investments, Inc.
         P.O. Box 237
         Cincinnati, Ohio 45201

         If to the Sub-Adviser:

         David M. Elliott, Vice President
         Robertson Stephens & Company
         555 California Street
         San Francisco, California 94104
         Fax No. (415) 676-2574

         With a copy to:

         Dana K. Welch, Esq.
         Robertson Stephens & Company
         555 California Street
         San Francisco, California 94104


SECTION 12.    Arbitration
               -----------

The parties waive their right to seek remedies in court, including any right to a jury trial. The parties agree that any dispute between the parties arising out of, relating to, or in connection with, this Agreement, shall be resolved exclusively by arbitration to be conducted only in the county and state of the principal office of the Adviser at the time of such dispute in accordance with the rules of the American Arbitration Association ("AAA") applying the laws of Ohio. The parties agree that such arbitration shall be conducted by a retired judge who is experienced in dispute resolution regarding




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the securities industry, that discovery shall not be permitted except as required by the rules of AAA, that the arbitration award shall not include factual findings or conclusions of law, and that no punitive damages shall be awarded. The parties understand that any party's right to appeal or to seek modification of any ruling or award of the arbitrator is severely limited. Any award rendered by the arbitrator shall be final and binding, and judgment may be entered upon it in any court of competent jurisdiction in the county and state of the principal office of the Adviser at the time the award is rendered or as otherwise provided by law.

SECTION 13.    Delivery of Information
               -----------------------

The Adviser acknowledges that it has received the Sub-Adviser's brochure required to be delivered under the Advisers Act (including the information in Part II of the Sub-Adviser's Form ADV). If the Adviser received such information less than forty-eight hours prior to signing this Agreement, this Agreement may be terminated by the Adviser without penalty within five business days from the effective date. The Sub-Adviser agrees to deliver annually without charge the Sub-Adviser's brochure required by the Advisers Act and any and all amendments to its Form ADV whenever filed.

SECTION 14.    Use of Name
               -----------

The Sub-Adviser hereby agrees that the Adviser may use the Sub-Adviser's name and logo in its marketing or advertising materials, provided that the Sub-Adviser has reviewed and approved any such materials prior to their use.

SECTION 15.    Entire Agreement; Severability
               ------------------------------

This Agreement is the entire agreement of the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, agreements and understandings regarding the subject matter hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any and all other provisions hereof.

SECTION 16.    No Third-Party Beneficiaries
               ----------------------------

Neither party intends for this Agreement to benefit any third-party not expressly named in this Agreement.

SECTION 17.    Governing Law
               -------------

This Agreement shall be governed by and subject to the requirements of the laws of the State of Ohio without reference to the choice of law provisions thereof.

SECTION 18.    Applicable Provisions of Law
               ----------------------------

The Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act, and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.


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SECTION 19.    Counterparts
               ------------

This Agreement may be entered into in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

                              OHIO NATIONAL INVESTMENTS, INC.



                              By: s/Joseph P. Brom
                                 --------------------------------
                                 Joseph P. Brom, President

                              ROBERTSON STEPHENS INVESTMENT MANAGEMENT, L.P.



                              By: s/George R. Hecht
                                 --------------------------------
                                 George R. Hecht, President

Accepted and Agreed:
OHIO NATIONAL FUND, INC.



By: s/John J. Palmer
   -------------------------------
   John J. Palmer, President